Registration No.  333-36397

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           Paragon Technologies, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                            22-1643428
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)


                                600 Kuebler Road
                           Easton, Pennsylvania 18040
                                 (610) 252-3205
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


             SI Handling Systems, Inc. 1997 Equity Compensation Plan
                            (Full title of the plan)


                               Ronald J. Semanick
                             Chief Financial Officer
                           Paragon Technologies, Inc.
                                600 Kuebler Road
                           Easton, Pennsylvania 18040
                                 (610) 252-3205


                                    Copy to:


                             Cuyler H. Walker, Esq.
                               Pepper Hamilton LLP
                                 400 Berwyn Park
                                899 Cassatt Road
                           Berwyn, Pennsylvania 19312
                                 (610) 640-7800
       (Name, address, including zip code, and telephone number, including area code, of agent for service)


         Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer |_|     Accelerated filer |_|            Non-accelerated filer |_|            Smaller reporting company |X|
                                                           (Do not check if a smaller reporting
                                                                         company)

                          DEREGISTRATION OF SECURITIES


     On September 25, 1997, Paragon Technologies, Inc. (the "Company") filed with the Securities Exchange Commission (the "SEC") a Registration Statement on Form S-8 (File No. 333-36397) registering 275,000 shares of common stock of the Company ("Registration Statement No. 1") to be issued pursuant to the SI Handling Systems, Inc. 1997 Equity Compensation Plan (the "Plan"). On April 19, 2001, the Company filed with the SEC a Registration Statement on Form S-8 (File No. 333-59226) registering an additional 300,000 shares of common stock of the Company ("Registration Statement No. 2") to be issued pursuant to the Plan. On July 25, 2001, the Company filed with the SEC a Registration Statement on Form S-8 (File No. 333-65870) registering an additional 300,000 shares of Common Stock of the Company ("Registration Statement No. 3") to be issued pursuant to the Plan. This Post-Effective Amendment No. 1 constitutes Post-Effective Amendment No. 1 to Registration Statement No. 1.

         The purpose of this Post-Effective Amendment No. 1 is to deregister, as of the effective date of this Post-Effective Amendment No. 1 to Form S-8, any and all shares of common stock of the Company previously registered under Registration Statement No. 1 that remain available for issuance and sale thereunder as of the date hereof.



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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, and in accordance with Rule 478(a)(4) under the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Easton, Pennsylvania, on April 27, 2009.


                               PARAGON TECHNOLOGIES, INC.


                              By:      /s/ RONALD J. SEMANICK
                                       -----------------------------------------
                              Name:    Ronald J. Semanick
                              Title:   Chief Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed on April 27, 2009 by the following persons in the capacities indicated.

                   Name                                                     Title                                      Date
                   ----                                                     -----                                      ----
           /s/ THEODORE W. MYERS                  Chairman of the Board                                            April 27, 2009
---------------------------------------------
             Theodore W. Myers



          /s/ LEONARD S. YURKOVIC                 Acting CEO and Director                                          April 27, 2009
---------------------------------------------        (Principal Executive Officer)
            Leonard S. Yurkovic


           /s/ SAMUEL L. TORRENCE                 Director                                                         April 27, 2009
---------------------------------------------
             Samuel L. Torrence


           /s/ RONALD J. IZEWSKI                  Director                                                         April 27, 2009
---------------------------------------------
             Ronald J. Izewski


           /s/ ROBERT J. SCHWARTZ                 Director                                                         April 27, 2009
---------------------------------------------
             Robert J. Schwartz


           /s/ RONALD J. SEMANICK                 Vice President - Finance, Chief Financial Officer,               April 27, 2009
---------------------------------------------     Treasurer, and Secretary
             Ronald J. Semanick                      (Principal Accounting and Financial Officer)


            /s/ WILLIAM J. CASEY                  Executive Vice President                                         April 27, 2009
---------------------------------------------
              William J. Casey